Exhibit 99.1

Contact:	Mark Murphy, Chief Executive Officer
(949) 769-3200

For Immediate Release

PRO-DEX, INC. ANNOUNCES FIRST QUARTER RESULTS

IRVINE, CA, November 9, 2010 - PRO-DEX, INC. (NasdaqCM: PDEX) today announced financial results for its fiscal first quarter ended September 30, 2010.

Sales for the quarter ended September 30, 2010 increased 3% to $5.8 million compared to $5.6 million for the corresponding quarter in fiscal year 2009, resulting from growth across a broad base of customers for medical and motion control products whose orders had been negatively impacted by the relatively slower economic climate in 2009.   Operating income was $405,000 for the quarter, a 71% improvement from $237,000 in the corresponding 2009 period.

Net income for the 2010 quarter was $342,000, or $0.10 per fully-diluted share, which represents an 87% increase from net income of $183,000, or $0.06 per fully-diluted share, in the corresponding 2009 quarter.

Gross profit for the quarter ended September 30, 2010 grew to $2.2 million, a 37% gross profit margin, compared to gross profit of $1.9 million, a 33% gross profit margin, for the year-ago period.  These increases resulted from a larger percentage of the Company’s sales consisting of its more profitable medical and motion control products.

 Mark Murphy, the Company’s President and Chief Executive Officer, commented, “Fiscal 2011 has gotten off to a good start as we continued to perform well in all key areas.   Sales increased both in sequential quarters and year-over-year, we maintained our gross margins at the improved levels achieved last year, and we held our operating expenses in check, all resulting in income from operations, before write-downs of intangible assets, for the sixth consecutive quarter.”

            During the quarter ended September 30, 2010, Pro-Dex generated an additional $381,000 of cash from operations, and had a cash balance at the end of the quarter of $2.5 million.

Teleconference Information:

Investors and analysts are invited to listen to a broadcast review of the Company's fiscal 2011 first quarter financial results today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) that may be accessed by visiting the Company's website at www.pro-dex.com.  The conference call may also be accessed at www.InvestorCalendar.com. Investors and analysts who would like to participate in the conference call may do so via telephone at (877) 407-8033, or at (201) 689-8033 if calling from outside the U.S.

For those who cannot access the live broadcast, a replay will be available from two hours after the completion of the call until midnight (Eastern Time) on November 23, 2010 by calling (877) 660-6853, or (201) 612-7415 if calling from outside the U.S., and then entering account number 296 and conference I.D. number 360260.  An online archive of the broadcast will be available on the Company's website www.pro-dex.com for a period of 365 days.

Pro-Dex, Inc., with operations in California, Oregon and Nevada, specializes in bringing speed to market in the development and manufacture of technology-based solutions that incorporate miniature rotary drive systems, embedded motion control and fractional horsepower DC motors, serving the medical, dental, semi-conductor, scientific research and aerospace markets.  Pro-Dex's products are found in hospitals, dental offices, medical engineering labs, commercial and military aircraft, scientific research facilities and high tech manufacturing operations around the world.  For more information, visit the Company's website at www.pro-dex.com.

Statements herein concerning the Company's plans, growth and strategies may include 'forward-looking statements' within the context of the federal securities laws. Statements regarding the Company's future events, developments and future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. The Company's actual results may differ materially from those suggested as a result of various factors. Interested parties should refer to the disclosure concerning the operational and business concerns of the Company set forth in the Company's filings with the Securities and Exchange Commission.

 (tables follow)

PRO-DEX, INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	September 30, 2010	June 30, 2010
ASSETS
Current assets:
Cash and cash equivalents	$2,541,000	$3,794,000
Accounts receivable, net of allowance for doubtful accounts
of $13,000 at September 30, 2010 and $25,000 at June 30, 2010	2,732,000	2,682,000
Other current receivables	1,000	22,000
Inventories	3,850,000	3,228,000
Prepaid expenses	210,000	174,000
Deferred income taxes	209,000	209,000
Total current assets	9,543,000	10,109,000

Property, plant, equipment and leasehold improvements, net	3,927,000	4,092,000
Other assets	61,000	78,000
Total assets	$13,531,000	$14,279,000
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	1,606,000	1,279,000
Accrued expenses	2,195,000	1,947,000
Income taxes payable	48,000	79,000
Current portion of bank term loan	1,267,000	400,000
Current portion of real estate loan	-	35,000
Total current liabilities	5,116,000	3,740,000

Long-term liabilities:
Bank term loan	-	967,000
Real estate loan	-	1,493,000
Deferred income taxes	191,000	209,000
Deferred rent	263,000	255,000
Total long-term liabilities	454,000	2,924,000

Total liabilities	5,570,000	6,664,000
Commitments and contingencies
Shareholders' equity:
Common shares; no par value; 50,000,000 shares authorized;
3,251,850 shares issued and outstanding at September 30, 2010
and at June 30, 2010	16,679,000	16,675,000
Accumulated deficit	(8,718,000)	(9,060,000)

Total shareholders' equity	7,961,000	7,615,000

Total liabilities and shareholders' equity	$13,531,000	$14,279,000

PRO-DEX INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	For The Three Months Ended September 30, (unaudited)
	2010	2009
Net sales	$5,829,000	$5,633,000

Cost of sales	3,645,000	3,759,000
Gross profit	2,184,000	1,874,000

Operating expenses:
Selling expenses	424,000	289,000
General and administrative expenses	764,000	727,000
Research and development costs	591,000	621,000
Total operating expenses	1,779,000	1,637,000

Income from operations	405,000	237,000

Other income (expense):
Royalty income	-	1,000
Interest expense	(57,000)	(51,000)
Total other income (expense)	(57,000)	(50,000)

Income before provision for income taxes	348,000	187,000

Provision for income taxes	6,000	4,000
Net income	$342,000	$183,000

Net income per share:
Basic	$0.11	$0.06
Diluted	$0.10	$0.06

Weighted average shares outstanding - basic	3,251,850	3,222,890
Weighted average shares outstanding - diluted	3,263,366	3,225,146

PRO-DEX, INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For The Three Months Ended September 30, (unaudited)
	2010	2009
Cash flows from operating activities:
Net income	$342,000	$183,000
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	172,000	185,000
Recovery of doubtful accounts	(12,000)	(6,000)
Stock based compensation	4,000	35,000
(Decrease) in deferred taxes	(18,000)	-
Changes in:
Increase in accounts receivable	(18,000)	(343,000)
Increase in inventories	(621,000)	(167,000)
Increase in prepaid expenses	(36,000)	(29,000)
Decrease in other assets	17,000	-
Increase in accounts payable and accrued expenses	582,000	547,000
(Decrease) increase in income taxes payable	(31,000)	4,000
Net cash provided by operating activities	381,000	409,000

Cash flows from investing activities:
Purchases of equipment and leasehold improvements	(6,000)	(47,000)

Net cash used in investing activities	(6,000)	(47,000)

Cash flows from financing activities:
Principal payments on term loan	(100,000)	(100,000)
Principal payments on mortgage	(1,528,000)	(8,000)

Net cash used by financing activities	(1,628,000)	(108,000)

Net increase (decrease) in cash and cash equivalents	(1,253,000)	254,000
Cash and cash equivalents, beginning of period	3,794,000	1,124,000

Cash and cash equivalents, end of period	$2,541,000	$1,378,000

Supplemental Information
Cash payments for interest	$68,000	$52,000

Cash payments for income taxes	$55,000	$-

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